UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

MANPOWERGROUP INC.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

At our 2013 Annual Meeting, our shareholders voted on proposals to: (1) elect five individuals nominated by the Board of Directors of the Company to serve until 2016 as Class II directors; (2) ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2013; (3) an advisory vote on the compensation of our named executive officers; and (4) approve the proposed amendment to the Articles of Incorporation of ManpowerGroup Inc. to declassify the Board of Directors.  The final voting results on these proposals are as follows:

				Broker
	For	Against	Abstain	Non-Votes
1. a) Election of Gina R. Boswell	67,290,088	529,216	77,982	2,728,438

b) Election of William Downe	65,217,846	2,599,369	80,071	2,728,438

c) Election of Jack M. Greenberg	53,884,606	13,933,538	79,142	2,728,438

d) Election of Patricia A. Hemingway Hall	66,829,791	988,888	78,606	2,728,438

e) Election of Terry A. Hueneke	65,657,089	2,161,266	78,930	2,728,438

2. Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2013	70,171,707	379,303	74,714	−

3. Advisory vote on the compensation of our named executive officers	53,132,087	12,805,824	1,959,374	2,728,438

4. Approval of the proposed amendment to the Articles of Incorporation of ManpowerGroup Inc. to declassify the Board of Directors	67,526,267	82,850	288,169	2,728,438

Item 8.01   Other Events

On April 30, 2013,  ManpowerGroup’s Board of Directors approved changes to the chairs of  both the Executive Compensation and Human Resources Committee and the Audit Committee.   Ed Zore is replacing Jack Greenberg as chair of the Executive Compensation and Human Resources Committee and Gina Boswell is replacing Mr. Zore as chair of the Audit Committee.  Both changes are effective as of April 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Dated: April 30, 2013	By:	/s/ Richard Buchband
Richard Buchband Senior Vice President, General Counsel and Secretary